Exhibit 1

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”), dated as of November 16, 2015 (the “Effective Date”), is by and among Tyler Technologies, Inc., a Delaware corporation (“Tyler”), and the Persons listed on Schedule A (the “Leinweber Stockholders”).

RECITALS

A.            Tyler, Brinston Acquisition, LLC, a Delaware limited liability company wholly owned by Tyler (“Merger LLC”), New World Systems Corporation, a Michigan corporation (“NWS”), and Larry D. Leinweber (“Leinweber”) entered into that certain Agreement and Plan of Merger, dated as of September 30, 2015 (the “Merger Agreement”), pursuant to which, as of the Effective Date, NWS merged with and into Merger LLC (the “Merger”), with Merger LLC as the surviving entity of the Merger.

B.            Pursuant to the Merger, the Leinweber Stockholders acquired record or beneficial ownership shares of Tyler Common Stock.

C.            As a condition to the Merger and in order to provide for an orderly market for the Tyler Common Stock, Leinweber has agreed to enter into this Agreement, and to cause the other Leinweber Stockholders to enter into this Agreement, and to thereby restrict the Transfer of the Shares.

NOW, THEREFORE, in consideration of the representations, warranties, covenants, and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereby agree as follows:

1.             Certain Definitions.  Capitalized terms used herein and not defined elsewhere in this Agreement shall have the following meanings given such terms:

“Beneficial Owner” or “Beneficial Ownership” (including any variant thereof) shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Immediate Family” means parents, siblings, spouse during marriage and not incident to divorce, lineal descendants (including those by adoption), and spouses of lineal descendants.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, or an unincorporated organization, which term includes a “group” as such term is defined in Section 13(d)(3) of the Exchange Act.

“Shares” means 1,933,689 shares of Tyler Common Stock owned beneficially by Leinweber or of record by other Leinweber Stockholders, which the Leinweber Stockholders acquired, pursuant to the terms of the Merger Agreement, on the Effective Date.  In the event of any change in the number of issued and outstanding shares of Tyler Common Stock by reason of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Tyler Common Stock), combination, reorganization, recapitalization, or other like change, conversion or exchange of shares, or any other change in the corporate or capital structure of Tyler, the term “Shares” shall be deemed to refer to and include the Shares described in the first sentence of this paragraph, as well as such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, gift, placement in trust, or other disposition of such security or any right, title, or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or Beneficial Ownership thereof, the offer to make such a sale, transfer, or other disposition, and each agreement, arrangement, or understanding, whether or not in writing, to effect any of the foregoing. “Transferor,” “Transferee,” ‘Transferring” and “Transferred” each have correlative meanings.

“Tyler Common Stock” means the common stock, par value $0.01 per share, of Tyler and any other common equity securities issued by Tyler, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, or other corporate reorganization).

2.             Lock-up Periods.

(a)           During the applicable Restricted Period (as defined herein), each Leinweber Stockholder expressly agrees that, with respect to its respective Shares and except as otherwise provided in this Agreement or the Merger Agreement, it shall not, without Tyler’s prior written consent (which may be given or withheld in its sole discretion), (i) Transfer, directly or indirectly, the Shares, (ii) make or cause to be made any offer, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right, or warrant to Transfer, directly or indirectly, the Shares, or (iii) enter into any swap or other arrangement that Transfers all or a portion of the economic consequences associated with the ownership of the Shares (regardless of whether any of the transactions described in clause (ii) or (iii) is to be settled by the delivery of Shares, in cash, or otherwise).

(b)           The “Restricted Period” shall be (i) with respect to 100% of the Shares, the period beginning on the Effective Date and ending on the first anniversary of the Effective Date, and (ii) with respect to 50% of the Shares, the period beginning on the day after the first anniversary of the Effective Date and ending on the second anniversary of the Effective Date.

(c)           The Leinweber Stockholders expressly authorize Tyler to cause its transfer agent to decline to transfer or to note stop transfer restrictions on the transfer books and records of Tyler with respect to any Shares in accordance with the terms of this Agreement.

3.             Permitted Transfers.  Notwithstanding anything to the contrary in this Agreement, the provisions of Section 2 shall not apply to:

(a)           Transfers of Shares as a bona fide charitable contribution; or

(b)           Transfers of Shares (i) to an Immediate Family Member of Leinweber, (ii) by will, other testamentary document, or intestate succession, or (iii) to any trust, partnership, or other entity for estate planning purposes and solely for the direct or indirect benefit of Leinweber or Immediate Family Members of Leinweber.

provided, that in the case of any such permitted Transfer, (i) Tyler is notified in writing at least 10 days prior to the proposed permitted Transfer, and such notice shall specify the exact name of the Transferor and of the Transferee, and the Transferee’s federal tax identification number (or indicate that the number has been applied for but not received), address, and relationship to Leinweber, the nature of the Transfer (whether gift, sale, or other type of Transfer), and the amount of consideration to be paid, if any, and (ii) the Transferee shall sign and deliver a lock-up agreement in the form of this Agreement.

4.             Additional Restrictions.  The sale and transfer restrictions on the Shares set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules, and regulations.

5.             General Provisions.

(a)           Notices.  All notices, requests, demands, and other communications required or permitted by this Agreement shall be given in accordance with Section 15.1 of the Merger Agreement.  Notices to any Leinweber Stockholder other than Leinweber shall also be sent to such Leinweber Stockholder’s address as set forth on Schedule A hereto.

(b)           Entire Agreement, Amendments, and Waiver.  This Agreement (together with the Merger Agreement) contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof.  This Agreement may be amended, superseded, or canceled only by a written instrument duly executed by the parties hereto specifically stating that it amends, supersedes, or cancels this Agreement.  Any of the terms of this Agreement and any condition to a party’s obligations hereunder may be waived only in writing by that party specifically stating that it waives a term or condition hereof.  No waiver by a party of any one or more conditions or defaults by the other in performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future conditions or defaults, whether of a like or different character, nor shall the waiver constitute a continuing waiver unless otherwise expressly provided.

(c)           Governing Law; Consent to Jurisdiction; Disputes.

(i)            GOVERNING LAW.  THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF, OR RELATE TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION, OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT) SHALL BE GOVERNED BY, ENFORCED IN

ACCORDANCE WITH, AND INTERPRETED UNDER, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

(ii)           CONSENT TO JURISDICTION. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE, AND APPROPRIATE APPELLATE COURTS THEREFROM, OVER ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS.  THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE.  EACH PARTY AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  THIS CONSENT TO JURISDICTION IS BEING GIVEN SOLELY FOR PURPOSES OF THIS AGREEMENT AND IS NOT INTENDED TO, AND SHALL NOT, CONFER CONSENT TO JURISDICTION WITH RESPECT TO ANY OTHER DISPUTE IN WHICH A PARTY TO THIS AGREEMENT MAY BECOME INVOLVED.  EACH PARTY CONSENTS TO PROCESS BEING SERVED BY ANY OTHER PARTY TO THIS AGREEMENT IN ANY PROCEEDING OF THE NATURE SPECIFIED IN THIS SECTION 5(c)(ii) BY THE MAILING OF A COPY THEREOF IN THE MANNER SPECIFIED BY THE PROVISIONS OF SECTION 5(a).

(iii)          Specific Performance; Injunctive Relief. The parties acknowledge that Tyler may be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any Leinweber Stockholder may not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Tyler may be entitled, at law or in equity, it shall be entitled to seek to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary, and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

(iv)          Recovery of Costs and Attorneys’ Fees.  If there are any lawsuits or other proceedings arising out of or relating to this Agreement, after the entry of a final written non-appealable order, if one party has predominantly prevailed in the dispute, it shall be entitled to recover from the other party all court costs, fees, and expenses relating to such lawsuit or other proceeding, including reasonable attorneys’ fees that are specifically included in such court award.

(d)           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.  Facsimile or other electronic transmission of any signed original document or retransmission of any such signed transmission will be deemed the same as delivery of an original.  At the request of any party hereto, the parties will confirm facsimile or other electronic transmission by signing a duplicate original document.

(e)           Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of this Agreement and the transactions contemplated hereby that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(f)            No Third-Party Beneficiaries.  Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy, or right of any kind, it being the intent of the parties that this Agreement shall not be construed as a third-party beneficiary contract.

(g)           Cooperation. Leinweber agrees to cooperate fully with Tyler and to execute and deliver such further documents, certificates, agreements, and instruments and to take such other actions as may be reasonably requested by Tyler to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement.

(h)           Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

(i)            Construction.  The following rules of construction apply to this Agreement:  (i) whenever the context requires, the singular number shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders, the feminine gender shall include the masculine and neuter genders, and the neuter gender shall include the masculine and feminine genders; (ii) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement; (iii) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation” unless already followed by words of similar import; (iv) the term “or” is not exclusive; (v) except as otherwise indicated, all references in this Agreement to “party” or “parties” are intended to refer to the parties to this Agreement; (vi) all references in this Agreement to a Section are intended to refer to a Section of this Agreement; and (vii) the descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

TYLER:

TYLER TECHNOLOGIES, INC.

By:	/s/ H. LYNN MOORE, JR.
H. Lynn Moore, Jr.
Executive Vice President, General Counsel, and Secretary

LEINWEBER:

/s/ LARRY D. LEINWEBER
LARRY D. LEINWEBER

OTHER LEINWEBER STOCKHOLDERS:

Larry D. Leinweber, Trustee of the Fourth Amendment and Complete Restatement of the Larry D Leinweber Trust U/A/D 6/29/11

By:	/s/ LARRY D. LEINWEBER
Larry D. Leinweber, Trustee

Leinweber Trust FBO David L Leinweber UAD 12-21-12

By:	/s/ CLAUDIA V. BABIARZ
Claudia V. Babiarz, Trustee

Leinweber Trust FBO Ashley Leinweber UAD 12-21-12

By:	/s/ CLAUDIA V. BABIARZ
Claudia V. Babiarz, Trustee

Signature Pages to Lock-up Agreement

Claudia V. Babiarz, Tr of the Larry D. Leinweber Irrevocable Trust U/A/D 5/28/04, fbo Ashley H. Leinweber

By:	/s/ CLAUDIA V. BABIARZ
Claudia V. Babiarz, Trustee

Claudia V. Babiarz, Tr of the Larry D. Leinweber Irrevocable Trust U/A/D 5/28/04, fbo Danica L. Treadwell

By:	/s/ CLAUDIA V. BABIARZ
Claudia V. Babiarz, Trustee

Claudia V. Babiarz, Tr of the Larry D. Leinweber Irrevocable Trust U/A/D 5/28/04, fbo David L. Leinweber

By:	/s/ CLAUDIA V. BABIARZ
Claudia V. Babiarz, Trustee

Claudia V. Babiarz, Tr of the Larry D. Leinweber Irrevocable Trust U/A/D 5/28/04, fbo Eric L. Leinweber

By:	/s/ CLAUDIA V. BABIARZ
Claudia V. Babiarz, Trustee

Signature Pages to Lock-up Agreement

SCHEDULE A

Leinweber Stockholders

Name	Address

Larry D. Leinweber	888 West Big Beaver, Suite 600 Troy, MI 48084-4749

Larry D. Leinweber, Trustee of the Fourth Amendment and Complete Restatement of the Larry D Leinweber Trust U/A/D 6/29/11	1980 Tiverton Road Bloomfield Hills, MI 48304

Leinweber Trust FBO David L Leinweber UAD 12-21-12	1980 Tiverton Road Bloomfield Hills, MI 48304

Leinweber Trust FBO Ashley Leinweber UAD 12-21-12	1980 Tiverton Road Bloomfield Hills, MI 48304

Claudia V. Babiarz, Tr of the Larry D. Leinweber Irrevocable Trust U/A/D 5/28/04, fbo Ashley H. Leinweber	1980 Tiverton Road Bloomfield Hills, MI 48304

Claudia V. Babiarz, Tr of the Larry D. Leinweber Irrevocable Trust U/A/D 5/28/04, fbo Danica L. Treadwell	1980 Tiverton Road Bloomfield Hills, MI 48304

Claudia V. Babiarz, Tr of the Larry D. Leinweber Irrevocable Trust U/A/D 5/28/04, fbo David L. Leinweber	1980 Tiverton Road Bloomfield Hills, MI 48304

Claudia V. Babiarz, Tr of the Larry D. Leinweber Irrevocable Trust U/A/D 5/28/04, fbo Eric L. Leinweber	1980 Tiverton Road Bloomfield Hills, MI 48304